UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 7, 2023

TKB CRITICAL TECHNOLOGIES 1

(Exact name of registrant as specified in its charter)

Cayman Islands	001-40959	98-1601095
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2340 Collins Avenue; Suite 402

Miami Beach, FL 33141

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (949) 720-7133

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one Class A ordinary share and one-half of one redeemable warrant	USCTU	The Nasdaq Stock Market, LLC
Class A ordinary shares, par value $0.0001 per share	USCT	The Nasdaq Stock Market, LLC
Warrants, each whole warrant exercisable for one Class A ordinary share, each at an exercise price of $11.50 per share	USCTW	The Nasdaq Stock Market, LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

TKB Critical Technologies 1 (to be renamed as Roth CH Acquisition Co., the “Company”) held an extraordinary general meeting of Shareholders (the “General Meeting”) at 9:00 a.m. Eastern Time on September 7, 2023 for the purposes of considering and voting upon:

●   a special resolution, to amend the company’s Amended and Restated Memorandum and Articles of Association (the “charter”) to change the name of the company from TKB Critical Technologies 1 to Roth CH Acquisition Co. (the “Name Change Proposal”).

●   an ordinary resolution, to approve the adjournment of the General Meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies in the event that there are insufficient votes for, or otherwise in connection with, the approval of the name change or conversion proposals (the “Adjournment Proposal”), which was to be presented at the meeting if, based on the tabulated votes, there are not sufficient votes at the time of the general meeting to approve the foregoing proposal.

For more information on these proposals, please refer to the Company’s proxy statement dated August 25, 2023 (the “Proxy Statement”). The Name Change Proposal was approved by the shareholders at the General Meeting.

The form of the resulting amendment is filed as Exhibit 3.1 hereto and will be filed with the Cayman Islands Registrar of Companies but are effective upon the approval by shareholders.

The foregoing description of the Name Change Proposal is qualified in its entirety by the full text of the change, which filed as Exhibit 3.1 hereto and incorporated herein by reference. The Company will issue a press release or File a Current Report on Form 8-K announcing the date on which it will begin trading under the new name.

Item 5.07 Submission of Matters to a Vote of Security Holders.

The disclosure set forth in Item 5.03 above is incorporated into this Item 5.07 by reference.

As of August 24, 2023, the record date for the General Meeting, there were 7,869,236 ordinary shares issued and outstanding on the record date, including (i) 7,794,236 Class A ordinary shares and (ii) 75,000 Class B ordinary shares entitled to vote at the Meeting. At the Meeting, there were 5,499,744 shares voted by proxy or in person, or approximately 69.89% of the shares issued and outstanding and entitled to vote at the General Meeting; therefore a quorum was present.

Shareholders voted to approve the Name Change Proposal. The proposal received the following final voting results:

FOR	AGAINST	ABSTAIN
5,499,743	1	0

The Adjournment Proposal was not presented to the shareholders because (as disclosed in the Proxy Statement) there were sufficient votes to approve the Name Change Proposal.

Item 9.01 Financial Statements and Exhibits

Exhibit 3.1	Name Change Amendment
Exhibit 104	Cover Page Interactive Data File

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ROTH CH ACQUISITION CO.

	By:	/s/ Byron Roth
		Name:	Byron Roth
		Title:	Co- Chief Executive Officer

Dated: September 13, 2023

2